Exhibit 8.1

List of Certain Subsidiaries of América Móvil, S.A.B. de C.V.

As of March 31, 2014

Name of Company	Jurisdiction	Ownership Interest(1)	Main Activity
AMX Tenedora, S.A. de C.V.	Mexico	100.0	Holding Company
Compañía Dominicana de Teléfonos, S. A. (Codetel)	Dominican Republic	100.0	Fixed-line/ Wireless
Sercotel, S.A. de C.V.	Mexico	100.0	Holding Company
Radiomovil Dipsa, S.A. de C.V. and subsidiaries (Telcel)	Mexico	100.0	Wireless
Puerto Rico Telephone Company, Inc.	Puerto Rico	100.0	Fixed-line/ Wireless
Servicios de Comunicaciones de Honduras, S.A. de C.V. (Sercom Honduras)	Honduras	100.0	Wireless
TracFone Wireless, Inc.	USA	98.2	Wireless
Claro Telecom Participacões, S.A.	Brazil	100.0	Holding
Claro S.A.	Brazil	100.0	Wireless
Americel S.A.	Brazil	100.0	Wireless
Telecomunicaciones de Guatemala, S.A.	Guatemala	99.3	Fixed-line/ Wireless
Empresa Nicaragüense de Telecomunicaciones, S.A. (Enitel)	Nicaragua	99.6	Fixed-line/ Wireless
Cablenet, S.A.	Nicaragua	100.0	Cable TV
Estaciones Terrenas de Satélite, S.A. (Estesa)	Nicaragua	100.0	Cable TV
Compañía de Telecomunicaciones de El Salvador (CTE), S.A. de C.V.	El Salvador	95.8	Fixed-line
Cablenet, S.A. (Cablenet)	Guatemala	95.8	Fixed-line
Telecomoda, S.A. de C.V. (Telecomoda)	El Salvador	95.8	Directories Provider
CTE Telecom Personal, S.A. de C.V.	El Salvador	95.8	Wireless
Comunicación Celular S.A. (Comcel)	Colombia	99.4	Wireless
Telmex Colombia, S.A.	Colombia	99.3	Fixed-line/ Cable TV
Consorcio Ecuatoriano de Telecomunicaciones, S.A. (Conecel).	Ecuador	100.0	Wireless
AMX Argentina, S.A.	Argentina	100.0	Wireless
Telmex Argentina, S.A.	Argentina	99.6	Services to Corporate Customers
Telstar, S.A.	Uruguay	99.9	Fixed-line
Flimay, S.A.	Uruguay	99.9	DTH
AMX Paraguay, S.A.	Paraguay	100.0	Wireless
AM Wireless Uruguay, S.A.	Uruguay	100.0	Wireless
Claro Chile S.A.	Chile	100.0	Wireless
Claro Servicios Empresariales, S.A.	Chile	99.4	Fixed-line/ Wireless
América Móvil Perú, S.A.	Peru	100.0	Wireless
Claro Panamá, S.A.	Panama	100.0	Wireless
Carso Telecom B.V. (formerly known as Amov Europa B.V.)	Netherlands	100.0	Holding Company
Teléfonos de México, S.A.B. de C.V.	Mexico	97.7	Fixed-line
Integración de Servicios TMX, S.A. de C.V.	Mexico	97.7	Holding Company
Consorcio Red Uno, S.A. de C.V.	Mexico	97.7	Telecommunications Network Integration Services
Teléfonos del Noroeste, S.A. de C.V.	Mexico	97.7	Fixed-line
Uninet, S.A. de C.V.	Mexico	97.7	Corporate networks and internet Access Services
Telmex USA, L.L.C.	USA	97.7	Fixed-line

Name of Company	Jurisdiction	Ownership Interest(1)	Main Activity
Empresa de Servicios y Soporte Integral GC, S.A.P.I. de C.V..	Mexico	97.7	Holding Company
Alquiladora de Casas, S.A. de C.V.	México	97.7	Real Estate
Compañía de Teléfonos y Bienes Raíces, S.A. de C.V.	México	97.7	Real Estate
Renta de Equipo, S.A. de C.V.	México	97.7	Leasing
Telmex Internacional, S.A. de C.V.	Mexico	97.8	Holding Company
Ecuador Telecom, S.A.	Ecuador	97.8	Fixed-line
Empresa Brasileira de Telecomunicacões, S.A. (Embratel)	Brazil	95.7	Fixed-line
Star One, S.A.	Brazil	95.7	Provider of Satellite Services
Net Serviços de Comunicação, S.A.	Brazil	92.2	Cable TV
Ertach, S.A.	Argentina	99.5	Wireless
Claro Comunicaciones, S.A.	Chile	97.5	Fixed-line/ Wireless
Páginas Telmex Colombia, S.A.	Colombia	97.8	Directories Provider
Sección Amarilla USA, LLC	USA	97.8	Directories Provider
Publicidad y Contenido Editorial, S.A. de C.V.	Mexico	97.8	Provider of Cable Television Content
Editorial Contenido, S.A. de C.V.	Mexico	97.8	Magazine Editor

(1)	Percentage of equity owned by América Móvil, S.A.B. de C.V. directly or indirectly through its subsidiaries and/or affiliates.